November 28, 2012

CNI Charter Funds
400 N. Roxbury Drive
Beverly Hills, CA 90210

Ladies and Gentlemen:

We have acted as counsel to CNI Charter Funds, a Delaware statutory trust (the “Trust”), in connection with Post-Effective Amendment Number 55 to the Trust’s Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission on or about November 28, 2012 (the “Registration Statement”), with respect to the issuance of shares of beneficial interest (the “Shares”) of the Institutional Class, Servicing Class and Class N of the U.S. Core Equity Fund, and the Institutional Class of the Prime Money Market Fund.  You have requested that we deliver this opinion to you in connection with the Trust’s filing of the Registration Statement.

In connection with the furnishing of this opinion, we have examined the following documents:

(a)           A certificate of the Secretary of State of the State of Delaware, dated as of a recent date, as to the existence of the Trust;

(b)           A copy, certified by the Secretary of State of the State of Delaware, of the Trust’s Certificate of Trust dated October 28, 1996, as amended on February 11, 1998, and April 27, 1999, filed with the Secretary of State (the “Certificate of Trust”);

(c)           A certificate executed by the Secretary of the Trust, certifying as to, and attaching copies of, the Trust’s Agreement and Declaration of Trust, as amended (the “Declaration”), the Trust’s By-Laws (the “By-Laws”), and the resolutions adopted by the Trustees of the Trust authorizing the issuance of the Shares (the “Resolutions”); and

(d)           A proof, received on November 28, 2012, of the Registration Statement.

In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.  We have assumed that the Registration Statement as filed with the Securities and Exchange Commission will be in substantially the form of the proof referred to in paragraph (d) above.  We have also assumed for the purposes of this opinion that the Declaration, the Certificate of Trust and the Resolutions will not have been amended, modified or withdrawn and will be in full force and effect on the date of issuance of such Shares.

This opinion is based entirely on our review of the documents listed above and such other documents as we have deemed necessary or appropriate for the purposes of this opinion

CNI Charter Funds
November 28, 2012

and such investigation of law as we have deemed necessary or appropriate.  We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

This opinion is limited solely to the Delaware Statutory Trust Act to the extent that the same may apply to or govern the transaction referred to herein, and we express no opinion with respect to the laws of any other jurisdiction or to any other laws of the State of Delaware.  Further, we express no opinion as to any state or federal securities laws, including the securities laws of the State of Delaware.  No opinion is given herein as to the choice of law or internal substantive rules of law which any tribunal may apply to such transaction.  In addition, to the extent that the Declaration or the By-Laws refer to, incorporate or require compliance with, the Investment Company Act of 1940, as amended (the “1940 Act”), or any other law or regulation applicable to the Trust, except for the Delaware Statutory Trust Act, we have assumed compliance by the Trust with the 1940 Act and such other laws and regulations.

We understand that all of the foregoing assumptions and limitations are acceptable to you.

Based upon and subject to the foregoing, it is our opinion that the Shares, when issued and sold in accordance with the Declaration and the Registration Statement, will be validly issued, fully paid, and nonassessable by the Trust.

This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ BINGHAM McCUTCHEN LLP

BINGHAM McCUTCHEN LLP